Exhibit 10.6

FOURTH AMENDMENT TO TERM LOAN AGREEMENT

This Fourth Amendment to Term Loan Agreement (this “Fourth Amendment”) dated as of January 24, 2013 is entered into among:

QS WHOLESALE, INC., a California corporation (the “Borrower”);

QUIKSILVER, INC., a Delaware corporation (the “Parent”);

the Lenders party hereto; and

BANK OF AMERICA, N.A., as Administrative Agent, and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH:

Reference is made to that certain Term Loan Agreement dated as of October 27, 2010, as amended by a First Amendment to Term Loan Agreement dated as of November 29, 2010, and by a Third Amendment to Term Loan Agreement dated as of February 1, 2012 (as amended and in effect, the “Term Loan Agreement”) by and among (i) QS Wholesale, Inc. (as successor by merger to Quiksilver Americas, Inc.), as the Borrower, (ii) Quiksilver Inc., (iii) the Administrative Agent and the Collateral Agent and (iv) the Lenders party thereto.

The Borrower, the Parent and the Lenders have agreed to amend the Term Loan Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.

2.	Amendments to Section 7.14.

a.	The provisions of Section 7.14(a) of the Term Loan Agreement are hereby amended by deleting the grid at the end thereof in its entirety and by substituting the following in its stead:

Measurement Period Ending	Americas Interest Coverage Ratio
October 31, 2010	1.53
January 31, 2011	1.27
April 30, 2011	1.19
July 31, 2011	1.11
October 31, 2011	1.13
January 31, 2012	1.25
April 30, 2012	1.00
July 31, 2012	1.20
October 31, 2012	1.86
January 31, 2013	1.10
April 30, 2013	1.20
July 31, 2013	1.40
October 31, 2013	1.60

b.	The provisions of Section 7.14(b) of the Term Loan Agreement are hereby amended by deleting the grid at the end thereof in its entirety and by substituting the following in its stead:

Fiscal Quarter or Fiscal Year Ending	Maximum Capital Expenditures
Fiscal Quarter ending October 31, 2010	$6,800,000
Fiscal Year ending October 31, 2011	$49,659,000
Fiscal Year ending October 31, 2012	$37,796,050
Fiscal Year ending October 31, 2013	$40,000,000

3.	Conditions to Effectiveness. This Fourth Amendment shall become effective upon satisfaction of each of the following conditions precedent:

a.	This Fourth Amendment shall have been duly executed and delivered by the Loan Parties, the Agents and all of the Lenders, and the Administrative Agent shall have received a fully executed copy hereof.

b.	The Administrative Agent shall have received evidence reasonably requested by it prior to the date hereof that all requisite corporate and other action necessary for the valid execution, delivery and performance by the Loan Parties of this Fourth Amendment has been taken.

4.	Confirmation of Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders that (a) the representations and warranties of such Loan Party contained in Article V of the Term Loan Agreement, and in each other Loan Document (after giving effect to the amendments set forth herein) to which it is a party are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); (b) no Default or Event of Default has occurred and is continuing or would result from the effectiveness of this Fourth Amendment; and (c) no event has occurred after January 31, 2011 that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, or assets of the Borrower and Guarantors, taken as a whole.

5.	Miscellaneous.

a.	All terms and conditions of the Term Loan Agreement and the other Loan Documents, as amended hereby, remain in full force and effect.

b.	The Borrower shall pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agents incurred in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment, including, without limitation, reasonable and documented fees of their counsel.

c.	This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original,

and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart hereof.

d.	This Fourth Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

e.	Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment.

f.	THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as the date first above written.

QS WHOLESALE, INC., as the Borrower

By:
Name:
Title:

QUIKSILVER, INC., as the Parent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Lender

By:
Name:
Title: